EXHIBIT 10.3
CERTAIN IDENTIFIED INFORMATION MARKED BY [*] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL

AMENDMENT N°3

TO THE

A220 PURCHASE AGREEMENT

BETWEEN

AIRBUS CANADA LIMITED PARTNERSHIP

as the Seller

AND

AIR LEASE CORPORATION

as the Buyer

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This amendment N°3 (the “Amendment N°3”) is made on the 3rd day of June 2021,

BETWEEN:

AIRBUS CANADA LIMITED PARTNERSHIP, duly acting and represented by its managing general partner, AIRBUS CANADA MANAGING GP INC., having its registered office at 13100 Boulevard Henri Fabre, Mirabel, QC, Canada J7N 3C6 (the “Seller”)

AND:
AIR LEASE CORPORATION, a corporation organised and existing under the Iaws of the State of Delaware, U.S.A., having its principal place of business at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, U.S.A. (the “Buyer”).

The Buyer and Seller together are referred to as the “Parties” and individually as a “Party”.

WHEREAS

A.On 20 December 2019 the Buyer and the Seller have signed a purchase agreement with reference CLC-CT1906081 for the manufacture and sale by the Seller and purchase by the Buyer of certain A220 Aircraft hereinafter together with its Annexes and Letter Agreements referred to as the “Purchase Agreement”.

B.On 31 August 2020 the Buyer and the Seller entered into Amendment N°1 to the Purchase Agreement in order to, among other things, [*].

C.On 06 April 2021, the Parties entered into Amendment N°2 in order to, among other things, [*].

The Purchase Agreement as amended and supplemented pursuant to the foregoing shall be referred to as the “Agreement”.

D.The Parties now wish to enter into this Amendment N°3 in order to, among other things, [*], subject to the terms and conditions set out herein.

The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment N°3. Capitalized terms used herein and not otherwise defined herein will have the meanings assigned thereto in the Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1[*]

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1.2 [*]

1.3PAYMENT TERMS

[*]

1.4SUPPORT/ TRAINING MATTERS

1.4.1The Buyer and the Seller hereby agree that Clause 1.1.1 of Annex A of the Agreement shall be deleted in its entirety and replaced as follows:

QUOTE

1.1.1    For the fleet of fifty-one (51) Aircraft, the Seller shall provide to the Buyer the services of Seller customer support representatives (each a “Seller Representative”), at each Initial Operator’s facility or such other locations as the Parties may agree from time to time, for a total of:

[*] man-months, earned at a rate of [*] per Aircraft.

For the sake of clarity, man-month is unit of assigning any Seller Representative service provided per month, independent of the representative’s gender.

Except as otherwise mutually agreed between the Parties, the number of such Seller Representatives shall not exceed [*] per Initial Operator at any one time, unless otherwise mutually agreed.

It is agreed and understood by the Buyer that the man-months of Seller Representative services earned for each Aircraft include the statutory vacation period of the Seller Representatives, during which the Initial Operator shall have access to the services set out in Article 1.2.2.

UNQUOTE

1.4.2The Buyer and the Seller hereby agree that Exhibit A of Annex A of the Agreement shall be deleted in its entirety and replaced as follows:

QUOTE

EXHIBIT A
TRAINING ALLOWANCE

All training allowances indicated in Exhibit A hereto are the total allowances granted for the entire fleet of fifty-one (51) Aircraft, unless otherwise specified herein.

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The Seller shall provide to the Buyer the training courses set out in this Exhibit A during the period starting [*] prior to the Scheduled Delivery Month of the first Aircraft [*] and ending [*] after Delivery of such first Aircraft [*].

Notwithstanding the above, [*] of in this Exhibit A shall be provided by the Seller within a period starting [*] before and ending [*] after the corresponding Aircraft’s Delivery.

Any deviation to the above training validity shall be mutually agreed between the Buyer and the Seller.

1FLIGHT TRAINING

1.1Pilot Initial Type Rating

Pilot Initial Type Rating for [*] flight crews per Aircraft, each flight crew being comprised of two (2) pilots.
The Pilot Initial Type Rating course consists of ground school and simulator training.

1.2[*] pilot instructor-months of flight supervision support services by flight supervision personnel, holding an International Civil Aviation Organisation (“ICAO”) recognized license and medicals, for the purposes of providing advisory pilot support services to flight operation team, of providing assistance in the training of the Initial Operator’s training captains and line captains and/or assisting in route proving or ferry flights.

Except if otherwise agreed to better match the Aircraft delivery schedule, the maximum number of pilot Instructors present at any one time to perform flight supervision support services shall not exceed [*].

This allowance shall be earned at a rate of [*] instructor-month per firmly delivered Aircraft.

1.3Flight Attendant

[*] Flight Attendant Courses.
Each course shall be for up to [*] flight attendant instructors.

1.4Flight Dispatcher Training

[*] Flight Dispatcher training courses.
Each training course shall be for up to [*] flight dispatcher personnel.

2MAINTENANCE TRAINING

2.1EASA type B1/B2 Training for [*] trainees, earned at a rate of [*] trainees per Aircraft, and

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2.2Engine Run-up Training for [*] trainees.

UNQUOTE

2[*]

3INCONSISTENCY AND CONFIDENTIALITY

3.1In the event of any inconsistency between the terms and conditions of the Agreement and those of this Amendment N°3, the latter shall prevail to the extent of such inconsistency, whereas the part of the Agreement not concerned by such inconsistency shall remain in full force and effect.

3.2This Amendment N°3 reflects the understandings, commitments, agreements, representations and negotiations related to the matters set forth herein whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

3.3This Amendment N°3 shall be treated by both Parties as confidential and shall not be released in whole or in part to any third party without the prior consent of the other Party except as may be required by law, or to professional advisors for the implementation hereof.

4COUNTERPARTS

This Amendment N°3 may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

5LAW AND JURISDICTION

This Amendment N°3 will be governed by and construed and the performance thereof will be determined in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions that would result in the application of the law of any other jurisdiction.

The other provisions of Clause 21 of the Agreement shall apply to this Amendment N°3 as if the same were set out in full herein, mutatis mutandis.

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IN WITNESS WHEREOF this Amendment N°3 has been entered into on the date first written above.

AIRBUS CANADA LIMITED PARTNERSHIP,
duly acting and represented by its managing general partner,
AIRBUS CANADA MANAGING GP INC.,

Per:	/s/ Philippe Balducchi
Name:	Philippe Balducchi
Title:	CEO

AIR LEASE CORPORATION

Per:	/s/ Grant Levy
Name:	Grant Levy
Title:	Executive Vice President

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APPENDIX 1
DELIVERY SCHEDULE

[*]

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LETTER AGREEMENT N° 1

AIR LEASE CORPORATION
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067, U.S.A.
June 3, 2021

Subject: SPECIFIC PROVISIONS

AIR LEASE CORPORATION ("the Buyer") and AIRBUS CANADA LIMITED PARTNERSHIP ("the Seller") have entered into an Amendment N°3 dated even date herewith (the “Amendment”) to the A220 Purchase Agreement dated as of December 20, 2019 ("the Agreement") which covers, among other things, [*]. The Buyer and the Seller have agreed to set forth in this Letter Agreement N°1 to the Amendment (the “Letter Agreement”) certain additional terms and conditions regarding [*].

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement and the Amendment.

Both parties agree that this Letter Agreement, upon execution thereof, shall constitute an integral, nonseverable part of said Agreement and shall be governed by all its provisions, as such provisions have been specifically amended pursuant to this Letter Agreement.

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LETTER AGREEMENT N° 1

1    [*]

2    MISCELLANEOUS

2.1    Inconsistencies

In the event of any inconsistency between the terms of this Letter Agreement and the terms of the Agreement, the terms of this Letter Agreement shall prevail over the terms of the Agreement to the extent of such inconsistency, whereas the part of the Agreement not concerned by such inconsistency shall remain in full force and effect.

2.2    Assignment

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of the Buyer herein shall not be assigned or transferred in any manner, and any attempted assignment or transfer in contravention of the provisions of this Clause shall be void and of no force or effect.

2.3    Confidentiality

This Letter Agreement (and its existence) shall be treated by both parties as confidential and shall not be released (or revealed) in whole or in part to any third party without the prior consent of the other party. In particular, each party agrees not to make any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior consent of the other party.

2.4    Law and jurisdiction

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, United States of America and the provisions of Clause 21 of the Agreement shall apply to this Letter Agreement.

2.5    Counterparts

This Letter Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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LETTER AGREEMENT N° 1

If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AIR LEASE CORPORATION	AIRBUS CANADA LIMITED PARTNERSHIP
by its managing general partner,
AIRBUS CANADA MANAGING GP INC.

By : /s/ Grant Levy	By : /s/ Philippe Balducchi

Its : Executive Vice President	Its : CEO

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